UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 8, 2019

RTI SURGICAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware		83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois 60015		60015
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888

Bears Holding Sub, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On March 8, 2019, pursuant to the Master Transaction Agreement (the “Master Transaction Agreement”), dated as of November 1, 2018, by and among RTI Surgical, Inc. (“Parent”), PS Spine Holdco, LLC, a Delaware limited liability company (“PS Spine”), RTI Surgical Holdings, Inc., a Delaware corporation (formerly known as Bears Holding Sub, Inc.) (the “Company”), and Bears Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub”), the Company acquired all of the outstanding equity interests of Paradigm Spine, LLC, a Delaware limited liability company and wholly owned subsidiary of PS Spine (“Paradigm”), through a transaction in which: (i) PS Spine contributed all of the issued and outstanding equity interests in Paradigm to the Company (the “Contribution”); (ii) Merger Sub merged with and into Parent (the “Merger”), with Parent surviving as a wholly owned direct subsidiary of the Company; and (iii) the Company was renamed “RTI Surgical Holdings, Inc.” (collectively, the “Transaction”). Parent will retain its existing name “RTI Surgical, Inc.”

The Transaction and the Master Transaction Agreement were previously described in the Registration Statement on Form S-4 (Registration No. 333-228694) filed by the Company (as amended, the “Registration Statement”) and the definitive proxy statement/prospectus of Parent, dated February 6, 2019 (the “Proxy Statement/Prospectus”).

This Current Report on Form 8-K is being filed for the purpose of establishing the Company as the successor issuer to Parent pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain events with respect to the Company in connection with the consummation of the Transaction.

Item 1.01.	Entry Into a Material Definitive Agreement.

Second Lien Credit Agreement and Term Loan

On March 8, 2019, Parent entered into a Second Lien Credit Agreement dated as of March 8, 2019 (the “2019 Credit Agreement”), among Parent, as a borrower, the other loan parties thereto as guarantors (together with Parent, the “Loan Parties”), Ares Capital Corporation, as lender (together with the various financial institutions as in the future may become parties thereto, the “Lenders”) and as administrative agent for the Lenders. The 2019 Credit Agreement provides for a term loan in the principal amount of up to $100 million (the “Term Loan”). The Term Loan was advanced in a single borrowing on March 8, 2019.

The Term Loan is guaranteed by the Company and each of the Company’s domestic subsidiaries and is secured by: (i) substantially all of the assets of Parent; (ii) substantially all of the assets of the Company; (iii) substantially all of the assets of the Company’s domestic subsidiaries; and (iv) 65% of the stock of the Company’s foreign subsidiaries.

The Term Loan will bear interest at a rate per annum equal to, at the option of Parent: (i) the monthly Base Rate plus an adjustable margin of up to 7.50% (the “Base Rate”); or (ii) the LIBOR plus an adjustable margin of up to 8.50% (the “Eurodollar Rate”). Subject to customary notices, Parent may elect to convert the Term Loan from Base Rate to Eurodollar Rate or from Eurodollar Rate to Base Rate. The applicable margin is subject to adjustment after the end of each fiscal quarter, based upon the Loan Parties’ total net leverage ratio. At any time during the period commencing on March 8, 2019 and ending on March 8, 2021, if the Loan Parties’ total net leverage ratio is greater than 4.50:1.00, Parent shall have the option (the “PIK Option”) to elect to pay 50% of the interest that will accrue in the subsequent quarterly period in kind by capitalizing it and adding such amount to the principal balance of the Term Loan. If Parent exercises the PIK Option, the adjustable margin applicable to the Term Loans shall be increased by 0.75%.

The maturity date of the Term Loan is December 5, 2023. Parent may make optional prepayments on the Term Loan, provided that any such optional prepayments made on or prior to March 8, 2022, shall be subject to a make whole premium or a prepayment price, as the case may be. Parent is required to make mandatory prepayments of the Term Loan based on excess cash flow and the Loan Parties’ total net leverage ratio, upon the incurrence of certain indebtedness not otherwise permitted under the 2019 Credit Agreement, upon consummation of certain dispositions, and upon the receipt of certain proceeds of casualty events. Parent was required to pay certain customary closing costs and bank fees upon entering into the 2019 Credit Agreement.

Parent is subject to certain affirmative and negative covenants, including (but not limited to), covenants limiting Parent’s ability to: incur certain additional indebtedness; create certain liens; enter into sale and leaseback transactions; and consolidate or merge with, or convey, transfer or lease all or substantially all of its assets to another person. During any period beginning on a date that either: (i) a default has occurred and is continuing under the loan documents entered into by Parent in conjunction with the Credit Agreement (the “Loan Documents”); or (ii) availability under the Term Loan is less than the specified covenant testing threshold, and continuing until either (a) no default has occurred and is continuing under the Loan Documents or (b) availability under the Term Loan is greater than or equal to the specified covenant testing threshold for thirty (30) consecutive days, respectively, (the “Covenant Testing Period”) Parent is required to maintain a minimum fixed charge coverage ratio of at least 0.91:1.00 (the “Required Minimum Fixed Charge Coverage Ratio”). The Required Minimum Fixed Charge Coverage Ratio is measured on the last day of each calendar month during the Covenant Testing Period (each a “Calculation Date”), and is calculated using the minimum fixed charge coverage ratio for the twelve (12) consecutive months ending on each Calculation Date. The Loan Parties are required to maintain an initial total net leverage ratio of 9.00:1.00, which ratio steps down each fiscal quarter of Parent resulting in a requirement that the Loan Parties maintain a total net leverage ratio of 3.50:1.00 for the fiscal quarter ending June 30, 2021, and each fiscal quarter ending thereafter.

The amounts owed under the 2019 Credit Agreement may be accelerated upon the occurrence of certain events of default customary for facilities for similarly rated borrowers.

The above description of the 2019 Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the 2019 Credit Agreement, which will be filed as an exhibit to the Quarterly Report on Form 10-Q for the quarter ending March 31, 2019.

First Amendment to Credit Agreement and Joinder Agreement

On March 8, 2019, Parent entered into a First Amendment to Credit Agreement and Joinder Agreement dated as of March 8, 2019 (the “2019 First Amendment”), among Parent, as a borrower, Pioneer Surgical Technology, Inc. (“Pioneer Surgical”), a wholly-owned subsidiary of Parent, as a borrower, the other loan parties thereto as guarantors, JP Morgan Chase Bank, N.A., as lender (together with the various financial institutions as in the future may become parties thereto) and as administrative agent for the Lenders. The 2019 First Amendment amended that certain Credit Agreement dated as of June 5, 2018 (the “2018 Credit Agreement”), among Parent, Pioneer Surgical, the other loan parties thereto as guarantors, JP Morgan Chase Bank, N.A., as lender (together with the various financial institutions as in the future may become parties thereto) and as administrative agent by: (i) reducing the aggregate revolving commitments available to Parent and Pioneer Surgical from $100 million to $75 million; (ii) joining the Company and Paradigm, and its domestic subsidiaries as guarantors and loan parties to the 2018 Credit Agreement; (iii) permitting the Term Loan; and (iv) making certain other changes to the 2018 Credit Agreement consistent with the foregoing including pro rata reductions to certain thresholds that were based on the aggregate commitments under the 2018 Credit Agreement.

The lenders and their affiliates under the 2018 Credit Agreement have various other relationships with Parent involving the provision of financial services, including depository banking services, cash management and credit cards.

The above description of the 2019 First Amendment is qualified in its entirety by reference to the complete terms and conditions of the 2019 First Amendment, which will be filed as an exhibit to the Quarterly Report on Form 10-Q for the quarter ending March 31, 2019.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 8, 2019, pursuant to the Master Transaction Agreement, the Transaction was consummated and became effective as of the effective time of the Merger (the “Effective Time”). As a result of the Transaction, among other things, the Company became the ultimate parent of Parent and Paradigm and each of their respective subsidiaries. The Transaction and the Master Transaction Agreement were previously described in the Registration Statement and the Proxy Statement/Prospectus.

Pursuant to the Master Transaction Agreement: (i) each share of common stock, par value $0.001 per share, of Parent issued and outstanding immediately prior to the Effective time (other than shares held by Parent as treasury shares or by the Company or Merger Sub immediately prior to the Effective Time, which were automatically cancelled and ceased to exist) were converted automatically into one fully paid and non-assessable share of Company common stock , par value $0.001 per share; (ii) each share of Series A convertible preferred stock, par value $0.001 per share, of Parent issued and outstanding immediately prior to the Effective Time (other than shares held by Parent as treasury shares or by the Company or Merger Sub immediately prior to the Effective Time, which were automatically cancelled and ceased to exist) were converted automatically into one fully paid and non-assessable share of Series A convertible preferred stock, par value $0.001 per share, of the Company; and (iii) each stock option and restricted stock award granted by Parent was converted into a stock option or restricted stock award, as applicable, of the Company with respect to an equivalent number of shares of the Company common stock on the same terms and conditions as were applicable prior to the closing.

The consideration for the Contribution was $100.0 million (the “Cash Consideration Amount”) in cash, subject to adjustment as described below, and 10,729,614 shares of Company common stock (the “Stock Consideration Amount”). The Stock Consideration Amount was determined by dividing $50.0 million by the volume weighted average closing price of Parent’s common stock for the five business days prior to November 1, 2018 (the “Parent Price”). The Cash Consideration Amount was adjusted by a: (i) positive dollar for dollar adjustment based on the amount of Paradigm’s cash and cash equivalents at closing; (ii) negative dollar for dollar adjustment based on the amount of outstanding indebtedness and unpaid transaction expenses of Paradigm at closing; and (iii) negative dollar for dollar adjustment to the extent that Paradigm’s working capital (excluding indebtedness and transaction expenses) at closing did not exceed the working capital target of $7.0 million.

In addition to the Cash Consideration Amount and the Stock Consideration Amount, the Company may be required to make further cash payments or issue additional shares of Company common stock to PS Spine in an amount up to $50.0 million of shares of Company common stock to be valued based upon the Parent Price and an additional $100.0 million of cash and/or Company common stock to be valued at the time of issuance, in each case, if certain revenue targets are achieved between closing and December 31, 2022.

The shares of Parent common stock will be suspended from trading on the Nasdaq Global Select Market (“Nasdaq”) prior to the open of trading on March 11, 2019. Shares of Company common stock will continue regular-way trading on the Nasdaq Global Market using Parent’s trading history under the ticker symbol “RTIX” immediately following the suspension of trading of Parent common stock.

This Current Report on Form 8-K establishes the Company as the successor issuer to Parent pursuant to Rule 12g-3(a) under the Exchange Act. Pursuant to such Rule 12g-3(a), the shares of the Company’s common stock are deemed to be registered under Section 12(b) of the Exchange Act, and the Company is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. The Company hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act. The description of Company common stock set forth in the Proxy Statement/Prospectus is incorporated herein by reference.

The description of the Master Transaction Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Master Transaction Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference. This summary is not intended to modify or supplement any factual disclosures about the Company or Parent, and should not be relied upon as disclosure about the Company or Parent without consideration of the periodic and current reports and statements that the Company and Parent file with the Securities and Exchange Commission (the “Commission”). The terms of the Master Transaction Agreement govern the contractual rights and relationships between, and allocate risks among, the parties thereto in relation to the transactions contemplated thereby. In particular, the representations and warranties made by the parties to each other in the Master Transaction Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations among the parties, correspondence between the parties and disclosure schedules to the Master Transaction Agreement. Accordingly, such representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and should not be relied upon as statements of fact.

The information set forth in the “Explanatory Note” and Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Company.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Transaction, shares of Parent common stock were registered pursuant to Section 12(b) of the Exchange Act and listed on Nasdaq. As a result of the Transaction, Parent has requested that Nasdaq file a Form 25 with the Commission to withdraw the shares of Parent common stock from listing on Nasdaq and deregister the Parent’s common shares under Section 12(b) of the Exchange Act. The shares of Parent common stock will be suspended from trading on Nasdaq prior to the open of trading on March 11, 2019. Parent expects to file a Form 15 with the Commission to terminate the registration under the Exchange Act of the shares of Parent common stock, and suspend the reporting obligations under Sections 12(g) and 15(d) of the Exchange Act of Parent (except to the extent of the succession of the Company to the Exchange Act Section 12(b) registration and reporting obligations of Parent as described in Section 2.01 above).

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In connection with the Transaction, prior to the Effective Time, the Company’s board of directors (the “Board”) approved an increase in the size of the Board by one. Effective as of the Effective Time, members of the Board since the Company’s incorporation tendered their letters of resignation from the Board, and the directors of Parent at the Effective Time and Jeffrey C. Lightcap became the directors of the Company. The names of the directors of the Company are as follows: Curtis M. Selquist, Camille I. Farhat, Peter F. Gearen, M.D., Jeffrey C. Lightcap, Thomas A. McEachin, Mark D. Stolper, Christopher R. Sweeney, Paul G. Thomas, Nicholas J. Valeriani and Shirley A. Weis.

Committee Appointments

Effective as of the Effective Time, the Nominating and Corporate Governance Committee, the Compensation Committee, the Audit Committee, and the Science & Technology Committee of the Board are comprised of the same directors as those who comprised such committees of the board of directors of Parent at the Effective Time. The composition of each of the committees of the Board is indicated below:

Nominating and Governance Committee

Curtis M. Selquist, Chairperson

Peter F. Gearen, M.D.

Paul G. Thomas

Compensation Committee

Shirley A. Weis, Chairperson

Mark D. Stolper

Paul G. Thomas

Nicholas J. Valeriani

Audit Committee

Thomas A. McEachin, Chairperson

Mark D. Stolper

Shirley A. Weis

Science & Technology Committee

Peter F. Gearen, M.D., Chairperson

Paul G. Thomas

Nicholas J. Valeriani

Executive Officers

In connection with the Transaction, effective as of the Effective Time, all officers of the Company tendered their letters of resignation and the officers of Parent at the Effective Time became the officers of the Company. The names of these executive officers and their respective positions are indicated below:

Camille I. Farhat	President and Chief Executive Officer
Jonathon M. Singer	Chief Financial and Administrative Officer, Corporate Secretary
Johannes W. Louw	Vice President, Financial Planning & Analysis
John N. Varela	Executive Vice President, Global Operations
Olivier M. Visa	Vice President, OEM, Sport and Donor Services
Ryan M. Bartolucci	Vice President, Corporate Controller

Compensatory Plans

In connection with the Transaction, effective as of the Effective Time, the Company assumed the sponsorship of each of the following compensatory plans of Parent: (i) the RTI Regeneration Technologies, Inc. 2004 Equity Incentive Plan; (ii) the Tutogen Medical, Inc. 2006 Incentive and Non-Statutory Stock Option Plan; (iii) the RTI Surgical, Inc. 2010 Equity Incentive Plan; (iv) the RTI Surgical, Inc. 2015 Incentive Compensation Plan; (v) the RTI Surgical, Inc. 2017 Camille Farhat Incentive Compensation Plan; and (vi) the RTI Surgical, Inc. 2018 Incentive Compensation Plan. The Company also assumed any outstanding awards granted under the plans listed above (including the shares underlying such awards), and, in the case of the Parent plans listed above, the remaining shares available for issuance under the applicable plan, including any awards granted to the Company’s directors or executive officers, in each case subject to adjustments to such awards in the manner set forth in the Master Transaction Agreement.

Additional information required by Items 5.02(c), (d) and (e) is included in: (i) the Proxy Statement/Prospectus; (ii) Parent’s definitive annual proxy statement filed with the Commission on March 26, 2018; and (iii) Parent’s Current Reports on Form 8-K filed on each of June 25, 2018, September 26, 2018 and March 4, 2019, and incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 8, 2019, in connection with the Transaction, the Company amended and restated its Certificate of Incorporation and Bylaws and adopted a Certificate of Designation to contain provisions identical to the certificate of incorporation, bylaws and certificate of designation of Parent immediately prior to the Effective Time, except with respect to the name of the Company, which was changed to “RTI Surgical Holdings, Inc.”, pursuant to the Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation, Certificate of Designation and Amended and Restated Bylaws, each as amended (as applicable) and currently in effect, are filed as Exhibits 3.1, 3.2 and 3.3 to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 8.01.	Other Events

Press Release

On March 8, 2019, the Company issued a press release announcing the appointment of Jeffrey C. Lightcap to its Board, effective immediately. A copy of the release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Section 16 Reporting

Each director and officer (for purposes of Section 16 of the Exchange Act) of the Company is required to file a Form 4 evidencing the disposition of Parent common shares, a Form 3 evidencing his or her status as a new director or officer of the Company and a Form 4 evidencing his or her acquisition of Company common shares. No shares were sold into or purchased from the market in connection with the dispositions and acquisitions reflected on these Form 4s.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file with the Commission the historical financial statements and pro forma financial information with respect to the Company required to be filed pursuant to Regulation S-X under the Securities Act of 1933, as amended, within 71 days of the date on which this Current Report on Form 8-K was required to be filed with the Commission.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Master Transaction Agreement, dated as of November 1, 2018, by and among RTI Surgical, Inc., PS Spine Holdco, LLC, Bears Holding Sub, Inc., and Bears Merger Sub, Inc.

3.1	Amended and Restated Certificate of Incorporation of the Company, effective as of March 8, 2019.

3.2	Certificate of Designation of Series A Convertible Preferred Stock of the Company, effective as of March 8, 2019

3.3	Amended and Restated Bylaws of the Company, effective as of March 8, 2019.

99.1	Press Release, dated March 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RTI Surgical Holdings, Inc.

By:	/s/ Jonathon M. Singer
	Name:	Jonathon M. Singer
	Title:	Chief Financial and Administrative Officer, Corporate Secretary

Date: March 11, 2019